UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 22, 2013

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 22, 2013, James River Coal Company (the “Company”) entered into an indenture between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), pursuant to which the Company issued its new 10.00% Convertible Senior Notes due 2018 (the “New Notes”) in an aggregate principal amount of $123,261,000. The New Notes were issued in connection with the Company’s previously announced separate, privately negotiated exchange transactions in which the Company retired $89,978,000 in aggregate principal amount of its 4.50% Convertible Senior Notes due 2015 and $153,368,000 in aggregate principal amount of its 3.125% Convertible Senior Notes due 2018 in exchange for issuance of the New Notes.

The New Notes are the Company’s senior unsecured obligations ranking equally with all of the Company’s other existing and future senior unsecured indebtedness and are guaranteed by certain subsidiaries of the Company.  The New Notes bear interest at a rate of 10.00% per annum with respect to each $1,000 original principal amount of New Notes and are payable semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2013. The New Notes will mature on March 15, 2018 subject to earlier conversion or repurchase.

The New Notes are convertible into shares of Company common stock at a conversion rate of 200 shares per $1,000 in original principal amount of New Notes, subject to adjustment pursuant to customary anti-dilution provisions contained in the indenture (the “Conversion Rate”), which is equal to an initial conversion price of $5.00 per share. The New Notes may be converted in whole or in part into shares of common stock prior to maturity (unless earlier repurchased), at the option of the holder. In addition, upon satisfaction of certain conditions, the Company may elect to convert the New Notes, in whole or in part, prior to maturity. Upon certain fundamental changes, holders will have the option to require the Company to purchase all or any portion of the holder’s New Notes at a purchase price equal to 100% of the principal amount of the New Notes to be so repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Company has agreed to file a shelf registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares of Company common stock issuable upon conversion of the New Notes. The Company will be required to pay specified additional interest on the New Notes if the Company fails to file or to cause the effectiveness of the registration statement within specified time periods, or if the registration statement ceases to be effective or the use of the prospectus is suspended for specified time periods. Shares of Company common stock issuable upon conversion of the New Notes have been reserved for issuance and are listed on the Nasdaq Global Select Market.

The indenture governing the terms of the New Notes contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the New Notes then outstanding may declare the unpaid principal of the New Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the New Notes together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable.

The New Notes, the guarantees of the New Notes and the shares of Company common stock issuable upon conversion of the New Notes have not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The foregoing is only a summary of the terms of the indenture and the New Notes, and is qualified in its entirety to the terms set forth in the indenture and the form of note filed as Exhibit 4.1 to this Form 8-K.

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ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided in Item 1.01 with respect to the New Notes and the indenture governing the terms of the New Notes is incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 with respect to the New Notes and the indenture governing the terms of the New Notes is incorporated herein by reference. The Company offered the New Notes to certain holders of the Existing 2015 Notes and Existing 2018 Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. The offers and sales of the New Notes did not involve a public offering, the solicitation of offers for the New Notes was not done by any form of general solicitation or general advertising, and offers for the New Notes were only solicited from persons believed to be “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture relating to the 10.00% Convertible Senior Notes, dated as of May 22, 2013, by and among the Company, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee (including the Form of Note).

10.1	Form of Exchange Agreement (Existing 2015 Notes), dated May 17, 2013, incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 17, 2013.
10.2	Form of Exchange Agreement (Existing 2018 Notes), dated May 17, 2013, incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed May 17, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY
(Registrant)

By: /s/ Samuel M. Hopkins II
Samuel M. Hopkins II
Vice President and Chief Accounting Officer

Date: May 29, 2013

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